EXHIBIT 10.3

THE PROPER FLORIDA DOCUMENTARY STAMP AND INTANGIBLE TAXES HAVE BEEN PAID ON THIS NOTE AND EVIDENCE OF SUCH PAYMENT APPEARS ON THE MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING EXECUTED OF EVEN DATE HEREWITH AND CURRENTLY BEING RECORDED IN THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA.

PROMISSORY NOTE

U.S. $5,000,000.00	August 31, 2018

FOR VALUE RECEIVED, CHP II RIVERVIEW FL OWNER, LLC, a Delaware limited liability company and CHP II RIVERVIEW FL TENANT, LLC, a Delaware limited liability company (jointly and severally, individually, each and/or together, “Borrower”), both having an address at 450 South Orange Avenue, Orlando, Florida 32801, hereby promises to pay to the order of FLORIDA COMMUNITY BANK, N.A., a national banking association (“Lender”), having an address at 369 N. New York Avenue, Winter Park, Florida 32789, the principal sum of $5,000,000.00 or so much thereof as may be advanced from time to time, and interest from the date hereof on the balance of principal from time to time outstanding, in United States currency, at the rates and at the times hereinafter described.

This Note is issued by Borrower pursuant to a Loan Agreement executed of even date herewith between Lender and Borrower (the “Loan Agreement”).  This Note evidences the Loan (as defined in the Loan Agreement).  Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

1.Interest.  Interest shall be charged on the outstanding principal balance of this Note at a rate equal to 1-month LIBOR plus the Libor Margin (as hereinafter defined) (the “LIBOR-Based Rate”), as determined by Lender prior to the commencement of each Interest Period (as hereinafter defined) and adjusted monthly on each Payment Date (as hereinafter defined).  Interest shall be calculated daily on the basis of the actual number of days elapsed over a 360 day year.

“Interest Period” means, initially, the period commencing on (and including) the date hereof and ending on (but excluding) the first Payment Date, and thereafter, each period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the next Payment Date, provided, (i) any Interest Period that would otherwise end on (but exclude) a day which is not a New York business day shall be extended to the next succeeding New York business day, unless such extension would carry such Interest Period into the next month, in which event such Interest Period shall end on (but exclude) the preceding New York business day; (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the Payment Date shall end on (but exclude) the last New York business day of such month; and (iii) any Interest Period that would otherwise extend past the Maturity Date (as hereinafter defined) shall end on (but exclude) the Maturity Date.

“LIBOR” means, with respect to each day during each Interest Period, the rate for U.S. dollar deposits of that many months maturity as reported on Reuters Screen LIBOR01 Page (or the successor thereto), as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as reasonably determined by the Lender from another recognized source or interbank quotation).

“Libor Margin” shall mean 2.25%.

Throughout the term of this Note, Borrower will have the option to hedge the floating LIBOR-Based Rate interest expense by entering into an interest rate swap agreement (“Interest Rate Hedge”) with Lender or another counterparty acceptable to Lender.  The Lender is willing to provide this Interest Rate Hedge to Borrower upon mutually agreeable terms.  The actual fixed rate applicable to such Interest Rate Hedge is subject to market conditions at the time of the Interest Rate Hedge is consummated.  Any Interest Rate Hedge with the Lender will be governed by an ISDA Master Agreement and will be secured by the Mortgage and guaranteed by the Guarantor.

In the event LIBOR ceases to exist or becomes unavailable during the term of this Loan, Lender may designate a substitute index and modify the LIBOR Margin above or below the newly designated index to equate to the interest rate in effect pursuant to this Note, immediately prior to such newly designated interest rate taking effect, and such LIBOR Margin shall remain in effect over and above the newly designated index throughout the life of the loan.  Lender shall notify Borrower of any change in the index and the applicable LIBOR Margin prior to the modification.

From and after the Maturity Date or from and during the continuance of an Event of Default hereunder, irrespective of any declaration of maturity, all amounts remaining unpaid or thereafter accruing hereunder, shall, at Lender’s option, bear interest at a default rate of ten percent (10%) per annum above the interest rate then in effect as set forth herein (the “Default Rate”), or the highest permissible rate under applicable usury law, whichever is less.  Such default rate of interest shall be payable upon demand, but in no event later than when scheduled interest payments are due, and shall also be charged on the amounts owed by Borrower to Lender pursuant to any judgments entered in favor of Lender with respect to this Note.

2.Monthly Payments.  Interest only on the outstanding principal balance shall be due and payable monthly in arrears commencing on September 15, 2018 and continuing on the fifteenth (15th) day of each month thereafter (each, a “Payment Date”) through the Payment Date occurring on September 15, 2020 (the “I/O Expiration Date”).  Commencing on the Payment Date occurring October 15, 2020, and continuing on each Payment Date thereafter, equal monthly installments of principal plus accrued interest shall be due and payable, whereby the monthly principal payment shall be calculated by Lender as the average of the first 36 months of principal payments derived from a mortgage style amortization of the outstanding principal balance of this Note as of the I/O Expiration Date, amortized over a 360 month period at an assumed interest rate of 5.50% (the “Monthly Principal Payment”).  Additionally, should Borrower request and receive the Additional Advance (as set forth under Section 4.1(c) of the Loan Agreement) after the I/O Expiration Date, then Lender will recalculate the Monthly Principal Payment as the average of the principal payments for all months between the date of the disbursement of the Additional Advance and the Maturity Date (as defined below), derived from a mortgage style amortization of the outstanding principal balance of this Note as increased by the Additional Advance, amortized over a 360 month period less the number of full months between the I/O Expiration Date and the date of the disbursement of the Additional Advance, at an assumed interest rate of 5.50%, with the increased Monthly Principal Payment plus accrued interest due the 15th of the next month following disbursement of the Additional Advance.  Notwithstanding anything contained herein to the contrary, the entire principal balance of this Note then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other Loan Documents (as hereinafter defined), shall be due and payable in full on August 31, 2023 (the “Maturity Date”).

Borrower shall enroll in the Lender’s auto pay program, and all periodic payments of principal and interest (during the any extension periods as well as the initial term) shall be made by direct charge to Borrower.

3.Tender and Application of Payments; Dishonored Payment Fee.  All payments on this Note are payable on or before 2:00 p.m. on the due date thereof, at the office of Lender specified above and shall be credited on the date the funds become available lawful money of the United States.  All sums payable to Lender which are due on a day on which Lender is not open for business shall be paid on the next succeeding business day and such extended time shall be included in the computation of interest.  Except as otherwise specified herein, each payment or prepayment, if any, made under this Note shall be applied to pay late charges, accrued and unpaid interest, principal, escrows (if any), and any other outstanding fees, costs and expenses which Borrower is obligated to pay under this Note, in such order as Lender may elect from time to time in its sole discretion.

In the event any payment due hereunder is dishonored for any reason, in addition to the amount of the payment dishonored, Borrower shall pay a fee to Lender in the amount of $31.00, which fee shall be due and payable within five (5) days from receipt by the Borrower of notice from the Lender that the payment has been dishonored.

4.Late Charge.  In the event that any installment of principal or interest (other than the final payment due on the Maturity Date) required to be made by Borrower under this Note shall not be received by Lender within ten (10) days after its due date, Borrower shall pay to Lender, on demand, a late charge of five percent (5%) of such delinquent payment.  The foregoing right is in addition to, and not in limitation of, any other rights which Lender may have upon Borrower’s failure to make timely payment of any amount due hereunder.

5.Prepayment.  The principal amount of this Note may be prepaid in whole or in part at any time, and from time to time, without premium or penalty.  Any prepayment shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable hereunder.

6.Security for this Note.  This Note is executed and delivered in accordance with a commercial transaction described herein.  As security for the payment of the monies owing under this Note, Borrower has delivered or has caused to be delivered to Lender the following (each a “Loan Document” and collectively with this Note, the Loan Agreement, and any other guaranty, document, certificate or instrument executed by Borrower or any other obligated party in connection with the Loan, together with all amendments, modifications, renewals or extensions thereof, the “Loan Documents”): (a) a Mortgage, Assignment of Rents, Security Agreement and Fixture Filing executed of even date herewith by Borrower in favor of Lender (the “Mortgage”) on certain real property and the improvements situated thereon in Hillsborough County, Florida, as more fully described in the Mortgage (the “Property”); (b) a Collateral Assignment of Leases and Rents (the “Assignment of Leases”) assigning all of the assignors’ rights as lessors under all leases affecting the Property; and (c) a Payment Guaranty executed of even date herewith by CNL HEALTHCARE PROPERTIES II, INC., a Maryland corporation (the “Guarantor”), in favor of Lender (the “Guaranty”).

7.Events of Default.  Each of the following shall constitute an event of default hereunder (an “Event of Default”):  (a) the failure of Borrower to pay the final payment of principal and interest due on the Maturity Date; or (b) the failure of Borrower to pay any amount of principal or interest hereunder (other than the final payment due on the Maturity Date) within ten (10) days after the date when due and payable; or (c) the occurrence of any other default in any term, covenant or condition hereunder which is not cured within any applicable notice and cure period, or any Event of Default under the Mortgage or any other Loan Document.  If an Event of Default exists and remains uncured, Lender may exercise any right, power or remedy permitted by law or as set forth herein or in the Mortgage or any other Loan Document including, without limitation, the right to declare the entire unpaid principal amount hereof and all interest accrued hereon, and all other sums secured by the Mortgage or any other Loan Document, to be, and such principal, interest and other sums shall thereupon become, immediately due and payable.

8.General Provisions.

(a)Borrower agrees that the obligation evidenced by this Note is an exempt transaction under the Truth‑in‑Lending Act, 15 U.S.C. § 1601, et seq.

(b)The parties hereto intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions.  However, if any provision or provisions, or if any portion of any provision or provisions, in this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Borrower and the holder or holders hereof under the remainder of this Note shall continue in full force and effect.  All agreements herein are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the holders hereof for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws.  If, from any circumstances whatsoever, the fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if from any circumstance the holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

(c)This Note and all provisions hereof shall be binding upon Borrower and all persons claiming under or through Borrower, and shall inure to the benefit of Lender, together with its successors and assigns, including each owner and holder from time to time of this Note.

(d)Time is of the essence as to all dates set forth herein.

(e)Borrower agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; and Borrower consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and to any substitution, exchange or release of the collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any makers, endorsers, guarantors, or sureties, all whether primarily or secondarily liable, without notice to Borrower and without affecting its liability hereunder.

(f)Borrower hereby waives and renounces for itself, its successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, or exemption and homestead laws now provided, or which may hereafter be provided, by the laws of the United States and of any state thereof against the enforcement and collection of the obligations evidenced by this Note.

(g)If this Note is placed in the hands of attorneys for collection or is collected through any legal proceedings, Borrower promises and agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all reasonable costs of collecting or attempting to collect this Note, including attorneys’ fees and disbursements.

(h)All parties now or hereafter liable with respect to this Note, whether Borrower, principal, surety, guarantor, endorsee or otherwise hereby severally waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.  No failure to accelerate the indebtedness evidenced hereby, acceptance of a past due installment following the expiration of any cure period provided by this Note, any Loan Document or applicable law, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State.  Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(i)This Note shall be governed by, and construed in accordance with, the laws of the State of Florida and any applicable laws of the United States of America.

(j)BORROWER AND LENDER AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY.  LENDER AND

BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.  FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

(k)If more than one person or entity executes this Promissory Note, such persons or entities shall be jointly and severally liable hereunder.

[Signature page to follow]

IN WITNESS WHEREOF, Borrower has executed and delivered this Promissory Note as of the day and year first set forth above.

BORROWER: CHP II RIVERVIEW FL OWNER, LLC, a Delaware limited liability company By: /s/ Brett S. Bryant Name: Brett S. Bryant Its: Vice President

CHP II RIVERVIEW FL TENANT, LLC, a Delaware limited liability company By: /s/ Brett S. Bryant Name: Brett S. Bryant Its: Vice President

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this 27th day of August, 2018, by Brett S. Bryant, as Vice President of CHP II RIVERVIEW FL OWNER, LLC, a Delaware limited liability company, on behalf of the company.

/s/ Cathleen A. Coffey

Signature of Notary Public

Cathleen A. Coffey

(Print Notary Name)

AFFIX NOTARY STAMP

My Commission Expires: 9/24/2021

Commission No.: GG 138618

☒ Personally known, or

☐ Produced Identification

Type of Identification Produced:

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this 27th day of August, 2018, by Brett S. Bryant, as Vice President of CHP II RIVERVIEW FL TENANT, LLC, a Delaware limited liability company, on behalf of the company.

/s/ Cathleen A. Coffey

Signature of Notary Public

Cathleen A. Coffey

(Print Notary Name)

AFFIX NOTARY STAMP

My Commission Expires: 9/24/2021

Commission No.: GG 138618

☒ Personally known, or

☐ Produced Identification

Type of Identification Produced: